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                              FIRST AMENDMENT TO
                      THE AMENDED AND RESTATED CALMAT CO.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          The AMENDED AND RESTATED CALMAT CO. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN is amended, effective September 23, 1997, as follows:

          Section 1.1. of the AMENDED AND RESTATED CALMAT CO. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN shall be amended in its entirety to read as follows:

"1.1 "Actuarial Equivalent" shall mean an actuarial equivalent value of an amount payable in a different form and/or at a different date computed in accordance with actuarial principles, and based on the following actuarial assumptions:

          Mortality:                         85% of the 1983 GAM Mortality Table

          Initial Maximum Interest Rate:     Four and One-Half Percent (4.5%)

      Notwithstanding the previous sentence, if the interest rate equal to 200 basis points below the 30-year U.S. Treasury Bond yield as of any date subsequent to September 23, 1997 is less than the maximum interest rate in effect on such date, the maximum interest rate shall be adjusted downward to an interest rate equal to 200 basis points below the 30-year U.S. Treasury Bond yield on such date. Once the maximum interest rate has been adjusted downward, it shall not be thereafter adjusted upward, except as provided in Section 5.1. Moreover, the interest rate used by the Pension Benefit Guaranty Corporation to value immediate and deferred annuities shall be used at the time of a calculation under this Plan if its use will generate a greater benefit for or payment to a Participant, or create a greater contribution obligation to the Trust, than the maximum interest rate as set forth herein and in effect at such time.

      As the Committee deems necessary, in its sole discretion, the above actuarial assumptions may be adjusted from time to time, and no Participant shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted actuarial assumption; provided however that the mortality table shall assume no shorter life expectancies than the one provided above and provided further that the interest rate assumption shall in no event exceed the maximum interest rate in effect at the time of the adjustment by the Committee."

          IN WITNESS WHEREOF, CALMAT CO. has caused this First Amendment to the AMENDED AND RESTATED CALMAT CO. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN to be executed by its duly authorized officer this 25th day of November, 1997.
                                             --

                                         CALMAT CO.


                                         BY: /s/ Paul Stanford
                                             ----------------------------------
                                         ITS: Executive Vice President, General
                                              ---------------------------------
                                                  Counsel and Secretary